Exhibit 99.1 Investor Presentation April 23, 2024 NASDAQ: CATC Parent of Cambridge Trust Company

Contents 03 Company Profile 04 Financial Highlights 09 Total Assets and Loans This presentation includes non-GAAP measures and should be reviewed with the Company’s Q1 2024 Earnings Release and SEC filings.

Company Profile As of March 31, 2024 ▪ Banking subsidiary: Cambridge Trust Company (1890) ▪ Private Bank & Wealth Management Firm ▪ Headquarters: Harvard Square, Cambridge, MA ▪ Client Wealth Assets: $4.8 billion ▪ Banking Assets: $5.4 billion • Gross Loans: $4.0 billion • Total Deposits: $4.2 billion ▪ Noninterest income: 28% of revenue ▪ Announced merger with Eastern Bankshares, Inc. in September 2023; received shareholder approval in February 2024; awaiting regulatory approval 3

Q1 2024 Performance Highlights Operating ROAA Operating EPS Operating ROTCE 0.60% $1.02 6.94% $8.0MM 2.05% 0.00% Operating Net Adjusted Net Net Charge-Offs 1 (Annualized) Income Interest Margin 8.76% $59.23 0.98% TCE Ratio Tangible Book Allowance for Credit Value per Share Loss Ratio 4 1: Adjusted net interest margin excludes the impact of merger related loan accretion.

Strong Capital Position As of March 31, 2024 Capital Position* 16.0% 14.4% 13.3% 13.3% 12.0% 10.5% 9.0% 8.0% 8.8% 8.5% 7.0% 4.0% 4.0% 0.0% TOTAL TIER 1 TIER I TIER I TANGIBLE COMMON EQUITY* CAPITAL CAPITAL COMMON EQUITY LEVERAGE CATC Minimum Capital Required** Tangible Book Value per Share $65.00 $60.00 $59.23 $59.08 $55.00 $57.15 $55.01 $50.00 $50.07 $45.00 $40.00 $35.00 $30.00 2020 2021 2022 2023 2024 5 *Current quarter capital ratios are estimated. Tangible Common Equity is not a regulatory capital ratio. **Minimum capital required for capital adequacy plus capital conservation buffer. Tangible Common Equity and Tangible Book Value Per Share are non-GAAP measures.

Liquidity Position As of March 31, 2024 Dollars in millions FRB Available $1,559 Correspondent Bank Available $10 Wholesale Deposits Available $376 FHLB Available $400 Total access to funds of $2.3B 1 Sources of Liquidity Estimate of Uninsured Deposits Source Available As of Uninsured $ Uninsured % Federal Reserve Bank (FRB) $1,559 March 31, 2024 $1,378 32.9% Federal Home Loan Bank (FHLB) $400 December 31, 2023 $1,424 32.9% Wholesale Deposits $376 December 31, 2022 $2,501 51.9% Correspondent Bank $10 Total $2,345 6 1: Available liquidity is 47% loan secured, 37% investment securities secured, and 16% unsecured..

Deposit and Net Interest Margin Profile Deposit Composition ex. Wholesale MMDA & Demand Other Deposits Savings 36% 24% NOW & Other Trans. Accounts Time Deposits 10% 30% Consumer Deposits- 41% Commercial Deposits- 59% 1 1 Total Deposits ex. Wholesale ($MM) Adjusted Net Interest Margin & Cost of Deposits 1 Q1 2024 Avg. Cost of Deposits : 1.97% $4,434 $4,328 1 March 31, 2024 Spot Cost of Deposits : 2.00% $4,024 $4,029 4.00% 3.36% $3,372 2.93% 2.87% 3.00% 2.25% 2.05% 2.00% 1.97% 1.00% 1.54% 0.25% 0.26% 0.13% 0.00% 2020 2021 2022 2023 Q1 '24 2020 2021 2022 2023 2024 1 1 Adj. Net Interest Margin Cost of Deposits 7 2020 and 2022 include acquired balances from Wellesley Bancorp, Inc. and Northmark Bank, respectively. 1: Adjusted net interest margin excludes the impact of merger related loan accretion and PPP income. Cost of Deposits excludes wholesale deposits.

Wealth Management & Noninterest Income th Listed as the 17 Largest Independent Investment Advisers in Massachusetts by the Boston Business Journal in 2023 Client Wealth Assets ($MM) Net Client Flows ($MM) YTD 2020 2021 2022 2023 2024 $4,853 $4,801 $4,595 $3,287 $3,994 $4,656 $3,876 $4,326 Starting AUM $4,168 $4,060 339 Acquired AUM* (69) 90 (218) (61) (16) Net Flows 437 572 (562) 511 191 Net Market Impact $3,994 $4,656 $3,876 $4,326 $4,501 Ending AUM 174 197 184 269 300 Custody Assets $4,168 $4,853 $4,060 $4,595 $4,801 Total WM 2020 2021 2022 2023 2024 Assets The average relationship size was $3.6MM as of March 31, 2024 *Acquired in our merger with Wellesley Bancorp, Inc. Wealth Management Revenue ($MM) Total Noninterest Income ($MM) Total Noninterest Income was 28% of Revenue in 2024 $35.0 $33.0 $33.0 $44.3 $43.0 $41.7 $29.8 $39.5 79% 77% 79% 75% $8.7 $10.6 0.81% 0.79% 0.78% 0.78% 0.77% AUM AUM AUM AUM AUM 82% Fee Fee Fee Fee Fee 2020 2021 2022 2023 YTD 2024 2020 2021 2022 2023 YTD 2024 Wealth Management All Other 8 AUM is comprised of approximately 60% equities, 28% fixed income, and 12% cash/other as of March 31, 2024. AUM Fee represents the weighted average fee on Assets Under Management during the period.

Total Assets and Loans As of March 31, 2024 Total Assets ($MM) Loan Portfolio Residential - Residential - $5,560 $5,418 $5,374 Adjustable Fixed Rate Rate 19% $4,892 20% Consumer $3,949 1% Home Equity Construction 2% 4% Commercial & Industrial 9% CRE 45% 2020 2021 2022 2023 2024 Consumer Loans - 43% Commercial Loans - 57% 1 Total Loans ($MM) Loan Portfolio by Interest Rate Type $4,063 $4,022 $3,995% % % $3,319 As of $3,154 Adjustable Floating Fixed March 31, 2024 44% 32% 24% December 31, 2023 44% 33% 23% 5.02% Q1 2024 average loan yield excluding FV accretion 2020 2021 2022 2023 2024 9 2020 and 2022 include acquired balances from Wellesley Bancorp, Inc. and Northmark Bank, respectively. 1: Floating rate loans are tied to a market index while adjustable-rate loans are adjusted based on contractual terms of the loan.

Commercial Real Estate Loan Portfolio By Sector By Geography Hotel & Lodging 4% Mixed Use 5% MA 84% Construction & Land 6% Multifamily 37% Other Residential 6% Industrial/ Warehouse 8% ME 2% Other 9% Other 3% Retail 10% Office 15% NH 11% Portfolio Details: • $1.9 billion outstanding as of March 31, 2024 • $1.8 million average loan size 10

Commercial Real Estate Portfolio Review

Past Due and Non Performing Review			
CRE Investment	**O/S Balance ($MM)**	**PD %**	**NPL %**
Multifamily	$697	0.2%	0.0%
Office	$247	0.0%	0.0%
Retail	$178	0.1%	0.0%
Industrial/Warehouse	$133	0.0%	0.0%
Other Residential	$109	0.0%	0.0%
Other	$103	1.8%	0.0%
Mixed Use	$91	0.0%	0.3%
Hotel & Lodging	$87	0.0%	0.0%
Total Investment CRE	**$1,645**		
CRE Construction			
Other Residential	$43	0.0%	0.0%
Multifamily	$33	0.0%	0.0%
Mixed Use	$23	0.0%	0.0%
Hotel & Lodging	$11	0.0%	0.0%
Retail	$3	0.0%	0.0%
Office	$1	0.0%	0.0%
Total CRE Construction	**$114**		
CRE Owner Occupied			
Other	$76	0.9%	11.9%
Office	$32	0.0%	0.0%
Industrial/Warehouse	$19	0.0%	0.0%
Retail	$16	0.0%	1.8%
Mixed Use	$8	0.0%	0.0%
Multifamily	$8	0.0%	0.0%
Other Residential	$3	0.0%	0.0%
Hotel & Lodging	$1	0.0%	0.0%
Total OOC	**$163**		
Grand Total CRE	**$1,922**	**0.2%**	**0.5%**

Percentages are calculated by segment, not total CRE

Total CRE Outstanding



86%
6%
8%
CRE Investment
CRE Construction
CRE Owner Occupied

- NPLs represent only 0.5% of CRE balances and only 0.2% of outstanding CRE balances are past due.
- A majority of NPL's for the CRE Owner Occupied portfolio are related to one loan.
- Annualized NCOs have remained unchanged at 0% over the last six quarters.

CAMBRIDGE BANCORP
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Commercial Real Estate Loan Portfolio 2 Investment Office by Property Class 1 Total Office 6% 12% 65% 11% 85% Class A 17% 4% Class B Investment Office Class C Owner Occupied Medical Office Building Construction 4% Investment Office by Location Investment Office Risk Rating 40% 8% 92% 56% Suburban Cambridge Pass Rated Boston / Central Criticized Business District 12 1: Portfolio is based on loan’s total exposure 2: Excludes loans with balances lower than $1MM

Commercial & Industrial Loan Portfolio By Industry By Geography Accommodation Manufacturing 2% and Food 2% Real Estate, Rental, Retail Trade 1% MA 45% and Leasing 3% Wholesale Trade 5% Construction 7% Renewable Energy 35% Health Care and CT 5% Social Assistance 8% NH 6% Other 28% RI 6% Professional Scientific NY 10% and Technical 14% All Other 23% Portfolio Details: • $348 million outstanding as of March 31, 2024 • $594,000 average loan size 13

Allowance for Credit Losses (ACL) Dollars in millions Allowance for Credit Losses: YTD 2024 0.97% 0.98% Commercial Loans ACL Ratio Q1: 1.32% Consumer Loans ACL Ratio Q1: 0.54% ACL Key Attributes: 1% • Sophisticated model uses loan level probability of default loss given default 23% discounted cash flows as the primary basis for the quantitative loss estimation • Ending Unemployment Rate in forecast period: 3.99% • Forecast Period: 2 Quarters 76% • Reversion Period: 4 Quarters Quantitative Qualitative PCD 14

Stock Performance Graph and Dividend Trend Total Return Performance Declared Dividends 24 years of increased dividends (1999 – 2023) $3.50 $2.68 $2.56 $2.38 $2.50 $2.12 $1.34 $1.50 $0.50 2020 2021 2022 2023 2024 15 Source: S&P Global Market Intelligence © 2024 as of March 31, 2024. Total Return assumes reinvestment of dividends. 2024 Dividends includes all dividends declared through April 23, 2024.

Why Cambridge Bancorp? Business Model • Focused private banking business model • Attractive geographic markets • Affluent client base • Expanded commercial services Performance • Consistently profitable • Core deposit funded • Well-capitalized Credit • Strong asset quality • Sound underwriting acumen and risk management practices Culture • Client-centric service culture • Loyal client base • Experienced, conservative leadership • Commitment to our community 16

Forward Looking Statements and Non-GAAP Measures Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the failure to complete the proposed merger of the Company and Cambridge Trust Company with Eastern, imposition of adverse regulatory conditions in connection with regulatory approval of the Eastern merger, disruption to the parties’ businesses as a result of the announcement and pendency of the Eastern merger, the inability to realize expected cost savings or to implement integration plans and other adverse consequences associated with the Eastern merger; changes to interest rates; the ability to control costs and expenses; the current global economic uncertainty and economic conditions being less favorable than expected; disruptions to the credit and financial markets; changes in the Company’s accounting policies or in accounting standards; weakness in the real estate market; legislative, regulatory, or accounting changes that adversely affect the Company’s business and/or competitive position; the Dodd-Frank Act’s consumer protection regulations; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on consumer confidence and global and regional economies and economic activity; disruptions in the Company’s ability to access the capital markets; effects of changes in amounts of deposits on the Company’s funding costs and net interest margin; changes in non-performing assets; future provisions for credit losses; and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2023, which the Company filed on March 12, 2024. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements. This presentation contains financial information determined by methods other than in accordance with GAAP. This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio, operating return on average assets, operating return on tangible common equity, and operating efficiency ratio. Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. Management also supplements its evaluation of financial performance with an analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), return on average assets and return on tangible common equity on an operating basis, and the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for non-operating expenses and total revenue adjusted for gain/(loss) on disposition of investment securities). The Company has included information on these non-GAAP financial measures because the Company believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in accordance with generally accepted accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-operating and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures are not necessarily comparable to non-GAAP performance measures which may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.” Reconciliations are included in the most recent Earnings Release, which can be located on our website here: http://ir.cambridgetrust.com/News/ 17

Cambridge Bancorp Parent of Cambridge Trust Company Denis K. Sheahan Chairman, President and Chief Executive Officer 617-520-5520 18